Exhibit 8.1

Our principal subsidiaries as of December 31, 2011, are listed below. All other subsidiaries, if considered in the aggregate, would not constitute a significant subsidiary under Rule 1-02(w) of Regulation S-X.

COMPANY NAME	JURISDICTION UNDER WHICH ORGANISED
United States
24/7 Media US, Inc.	Delaware
24/7 Media, Inc.	Delaware
A. Eicoff & Company, Inc.	Delaware
Burson-Marsteller, LLC	Delaware
G2 Worldwide Inc.	New York
Glover Park Group LLC	Delaware
Grey Global Group Inc.	Delaware
Grey Healthcare Group Inc.	New York
Group M Worldwide, Inc.	Delaware
I-Behavior Inc.	Delaware
J. Walter Thompson Company	Delaware
J. Walter Thompson U.S.A., Inc.	Delaware
KnowledgeBase Marketing Inc.	Delaware
Landor Ohio LLC	Delaware
Landor, LLC	Delaware
Lightspeed Online Research LLC	Delaware
Marketing and Planning Systems LLC	Delaware
Maxus Communications LLC	Delaware
Mediacom Worldwide Inc.	Delaware
Mediaedge:CIA LLC	Delaware
Millward Brown, Inc.	Illinois
Mindshare USA, LLC	New York
Ogilvy CommonHealth Worldwide LLC	Delaware
Ogilvy Healthworld, LLC	Delaware
Ogilvy Public Relations Worldwide, Inc.	Delaware
OgilvyOne, LLC	Delaware
Possible Worldwide Inc	California
Public Strategies, Inc	Texas
Sudler & Hennessey, LLC	Delaware
TeamDetroit, Inc.	Delaware
The Ogilvy Group, Inc.	Delaware
TNS Custom Research, Inc	Pennsylvania
VML, Inc.	Missouri
WPP Finance Square LLC	Delaware
WPP Group U.S. Finance Corp.	Delaware

COMPANY NAME	JURISDICTION UNDER WHICH ORGANISED
WPPIH 2001, Inc	Delaware
Wunderman Worldwide, LLC	Nevada
Young & Rubicam Inc	Delaware
Non-US
Mediacom Australia Pty Limited	Australia
WPP Group Services SNC	Belgium
J Walter Thompson Publicidade Ltda	Brazil
Newdesign Participações Ltda	Brazil
Y&R Propaganda Ltda	Brazil
Mediacom Canada	Canada
GroupM (Shanghai) Advertising Co. Ltd	China
J.Walter Thompson Bridge Advertising Co. Ltd.	China
Kinetic Advertising (Shanghai) Co. Ltd	China
Kantar SAS	France
KR MEDIA France SAS	France
Taylor Nelson Sofres SAS	France
Advanced Techniques Group (ATG) GmbH	Germany
Commarco GmbH	Germany
Kantar Health GmbH	Germany
MEC GmbH	Germany
MediaCom Agentur für Media-Beratung GmbH	Germany
MindShare GmbH	Germany
TNS Infratest GmbH	Germany
MindShare Communications Limited	Hong Kong
GroupM Media India Pvt Ltd	India
Hindustan Thompson Associates Private Limited	India
Ogilvy & Mather Pvt Ltd	India
CIA Medianetwork Club Srl	Italy
CIA Medianetwork Milano Srl	Italy
Mediacom Italia Srl	Italy
Mindshare SpA	Italy

COMPANY NAME	JURISDICTION UNDER WHICH ORGANISED
WPP Luxembourg Gamma Four Sarl	Luxembourg
WPP Luxembourg Gamma Sarl	Luxembourg
WPP Luxembourg Sarl	Luxembourg
JWT México, S.R.L. de C.V.	Mexico
Berkeley Square Holding BV	Netherlands
GroupM B.V.	Netherlands
Luxembourg Finance Gamma CV	Netherlands
MindShare B.V.	Netherlands
Taylor Nelson Sofres BV	Netherlands
Kantar Media S.A.	Spain
Mediacom Iberia SA	Spain
Mindshare Spain SA	Spain
Vinizius Young & Rubicam SL	Spain
Mediaedge:cia Taiwan Ltd.	Taiwan
Allan Burrows Limited	United Kingdom
Enduring Organisation	United Kingdom
Enduring Organisation Three	United Kingdom
Flexible Organisation	United Kingdom
Group Activation Ltd	United Kingdom
J. Walter Thompson Group Limited	United Kingdom
Kantar Media UK Ltd	United Kingdom
Kinetic Worldwide Limited	United Kingdom
Lightspeed Research Ltd	United Kingdom
MediaCom UK Limited	United Kingdom

COMPANY NAME	JURISDICTION UNDER WHICH ORGANISED
Mediaedge:CIA Worldwide Limited	United Kingdom
Millward Brown UK Limited	United Kingdom
Mindshare Media UK Limited	United Kingdom
Ogilvy & Mather Group (Holdings) Limited	United Kingdom
Ogilvyone Worldwide Limited	United Kingdom
Premiere Group Holdings Limited	United Kingdom
Prophaven Limited	United Kingdom
RLM Finsbury Limited	United Kingdom
TNS Group Holdings Limited	United Kingdom
TNS UK Limited	United Kingdom
WPP 2005 Limited	United Kingdom
WPP 2008 Limited	United Kingdom
WPP ATTICUS	United Kingdom
WPP Finance (UK)	United Kingdom
WPP Finance Co. Limited	United Kingdom
WPP Marketing Communications Spain	United Kingdom
WPP No. 2337 Limited	United Kingdom
WPP Pearls Limited	United Kingdom
WPP Unicorn Limited	United Kingdom
Young & Rubicam Group Limited	United Kingdom

2